As filed with the Securities and Exchange Commission on April 17, 1997
                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             CHITTENDEN CORPORATION
              (Exact name of Registrant as Specified in Its Charter)
       Vermont                                  03-0228404
(State of Incorporation)             (I.R.S. Employer Identification #)

                             Two Burlington Square
                           Burlington, Vermont  05401
                                 (802) 658-4000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    INCENTIVE SAVINGS AND PROFIT SHARING PLAN
                                       and
                       SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

                              (Full Title of the Plan)

                                Paul A. Perrault
                      President and Chief Executive Officer
                             Chittenden Corporation
                              Two Burlington Square
                           Burlington, Vermont  05401
                                 (802) 660-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 With copies to:
                            F. Sheldon Prentice, Esq.
              Senior Vice President, General Counsel and Secretary
                             Chittenden Corporation
                              Two Burlington Square
                           Burlington, Vermont  05401
                                 (802) 658-4000


                           Exhibit Index is on Page 7
                        CALCULATION OF REGISTRATION FEE


    Title of         Amount to be      Proposed      Proposed        Amount of
Securities Being    Registered (2)     Maximum       Maximum        Registration
 Registered (1)                     Offering Price   Aggregate           Fee
                                      Per Share      Offering Price
--------------------------------------------------------------------------------
Common Stock, par     200,000(3)      28.125(5)     $5,625,000.00    $1,704.55
value $1.00 per
share                  24,000(4)                       675,000.00       204.55
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the Securities Act ), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Incentive Savings and Profit Sharing Plan described herein.

(2) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, stock split, recapitalization, forfeiture of stock under the Plan or other similar event.

(3)  Attributable to the Incentive Savings and Profit Sharing Plan

(4)  Attributable to the Supplemental Executive Savings Plan.

(5) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, $1.00 par value per share, as reported on the Nasdaq National Market on April 16, 1997.

<PAGE 1>
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

    Chittenden Corporation (the Registrant) and the Incentive Savings and Profit Sharing Plan (the "Plan") hereby incorporate by reference the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) The latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

    (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-4, as amended, filed on January 10, 1996 (file number 33-64527).

    In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference
herein modifies  or supersedes such  statement.   Any such  statement so
modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

    Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Registrant by F. Sheldon Prentice, Esq., Senior Vice President, General Counsel and Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

    As  permitted by the Vermont Business Corporation Act ("VBCA"), Article Six,
Section 1 of the Registrant's By-laws provides for indemnification of directors and officers as follows: the Registrant shall indemnify (A) its directors to the full extent provided by the general laws of the State of Vermont now or hereafter in force, including the advance of expenses under the procedures provided by such laws; and (B) its officers and employees to the same extent it shall indemnify its directors. The Registrant's By-laws also contain indemnification procedures which implement such indemnification. The Registrant s Articles of Association do not contain a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the fullest extent permitted by Vermont law.


<PAGE 2>

    The VBCA provides that a corporation may indemnify any director or officer or former director or officer of the corporation, or any person who may have served at its request as a director or officer of another corporation, against liability (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses) incurred by him or her in connection with the defense or response of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she is made a party by reason of being or having been such director or officer if: (1) the director or officer conducted himself or herself in good faith; and (2) the director or officer reasonably believed: (A) in the case of conduct in the director s or officer s official capacity with the corporation, that the director s or officer's conduct was in its best interests; and (B) in all other cases, that the director s or officer's conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, the director or officer had no reasonable cause to believe his or her conduct was unlawful, and the director or officer is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify a director or officer (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer. The Registrant also maintains director's and officer's liability insurance.

Item 7.  Exemption from Registration Claimed.

    Not Applicable.

Item 8.  Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT NO.    DESCRIPTION
-----------    ------------

    4.1   Articles of Association*
    4.2   By-laws, as amended**
    5.1 Opinion of F. Sheldon Prentice, as to the legality of the securities being registered.
   10.1   Incentive Savings and Profit Sharing Plan.***
   10.2   Supplemental Executive Savings Plan.
   23.1   Consent of Independent Public Accountants, Arthur Andersen LLP.
   23.2   Consent  of  Counsel, F.  Sheldon  Prentice (included  in  Exhibit 5.1 hereto).
   24.1   Powers of Attorney.
____________________________
* Incorporated by reference to the Registrant s Proxy Statement for the 1994 Annual Meeting of Stockholders.

** Incorporated by reference to the Registrant s Annual Report on Form 10-K for the year ended December 31, 1995, with amendments incorporated by reference to the Registrant s Annual Report on Form 10-K for the years ended December 31, 1987, December 31, 1989, December 31, 1991 and December 31, 1995.

<PAGE 3>

*** Incorporated by reference to the Registrant s Annual Report on Form 10-K for the year ended December 31, 1994, as amended for the year ended December 31, 1995.

     The Registrant hereby undertakes to cause to be submitted, in a timely manner, to the Internal Revenue Service ("IRS"), a request for determination that the Plan and any amendments thereto are qualified under Section 401(a) of the Internal Revenue Code and, in connection therewith, to cause to be made all changes, if any, required by the IRS in order to so qualify the Plan.

Item 9.  Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from  registration   by  means  of  a  post-effective
          amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

<PAGE 4>

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

<PAGE 5>

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of Vermont, on this 16th day of April, 1997.

                                   CHITTENDEN CORPORATION


                                   By: /s/Paul A. Perrault
                                          Paul A. Perrault, President and Chief
                                          Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                   Capacity                            Date
-------------------------------------------------------------------------------
                        President, Chief Executive Officer      April 16, 1997
s/Paul A. Perrault      and Director (Principal Executive
                        Officer)

                        Executive Vice President, Chief         April 16, 1997
s/Kirk W. Walters       Financial Officer and Treasurer
                        (Principal Financial and Accounting Officer)


s/Barbara W. Snelling   Chair ofthe Board of Directors          April 16, 1997

s/Frederic H. Bertrand  Director

s/David M. Boardman     Director                                April 16, 1997

s/Paul J. Carrara       Director                                April 16, 1997

s/Lyn Hutton            Director                                April 16, 1997

s/Philip A. Kolvoord    Director                                April 16, 1997

s/James C. Pizzagalli   Director                                April 16, 1997

s/Pall D. Spera         Director                                April 16, 1997

Martel D. Wilson, Jr.   Director

<PAGE 6>

   Pursuant to the requirements of the Securities Act of 1933, the Plan's Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, State of Vermont, on April 16, 1997.

                            CHITTENDEN TRUST COMPANY


                            By: s/ Sarah P. Merritt
                                   Sarah P. Merritt, Senior Vice President
                                   of Human Resources, and Plan Administrator



<PAGE 7>


                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION                            PAGE
-----------                   ------------                           ---------

  4.1               Articles of Association*                            *
  4.2               By-Laws, as amended**                               **
  5.1               Opinion of F. Sheldon Prentice as to the
                    legality of the securities being registered.        8
 10.1               Incentive  Savings and Profit Sharing Plan.***      ***
 10.2               Supplemental Executive Savings Plan.                9-19
 23.1               Consent of Independent Public Accountants,
                    Arthur Andersen LLP.                                20
 23.2               Consent of F. Sheldon Prentice (included in
                    Exhibit 5.1 hereto).                                8
 24.1               Powers of Attorney.                                 21

____________________________

* Incorporated by reference to the Registrant s Proxy Statement for the 1994 Annual Meeting of Stockholders.

** Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, with amendments incorporated by reference to the Registrant s Annual Report on Form 10-K for the years ended December 31, 1987, December 31, 1989, December 31, 1991 and December 31, 1995.
*** Incorporated by reference to the Registrant s Annual Report on Form 10-K for the year ended December 31, 1994, as amended for the year ended December 31, 1995.


<PAGE 8>

EXHIBIT 5.1

                             CHITTENDEN CORPORATION

April 17, 1997

Chittenden Corporation
Two Burlington Square
Burlington, Vermont  05401
REGISTRATION STATEMENT ON FORM S-8

To Whom It May Concern:

I am Senior Vice President, General Counsel and Secretary for Chittenden Corporation, a Vermont corporation (the Company ), and have represented it in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the Registration Statement ), and which registers 224,000 shares of the Common Stock, $1.00 par value per share, of the Company (the Shares ) to be issued pursuant to the Incentive Savings and Profit Sharing Plan and Supplemental Executive Savings
Plan (the "Plans"). In that capacity, I have reviewed the articles of association and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered pursuant to the Plans and such other materials and matters as I have deemed necessary for the issuance of this opinion.

Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Vermont, legally issued, fully paid, and non-assessable.

I consent  to the  filing of  this  opinion as  an exhibit  to the  Registration
Statement and to the reference to me and to my opinion in the Registration Statement.

Very truly yours,

s/  F. Sheldon Prentice
    F. Sheldon Prentice, Esq.
    Senior Vice President, General Counsel and Secretary

<PAGE 9>

EXHIBIT 10.2

                           THE CHITTENDEN CORPORATION

                       SUPPLEMENTAL EXECUTIVE SAVINGS PLAN

                            Effective January 1, 1997


<PAGE 10>
                                    PREAMBLE

This Supplemental Executive Savings Plan is a nonqualified plan whose principal objective is to make up contributions for selected executives which would have been made to the Chittenden Corporation Incentive Savings and Profit Sharing Plan except for the compensation and contribution limits imposed by Sections 401(a)(17), 401(k), 402(g), and 415 of the Internal Revenue Code of 1986, as amended. The plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the Plan shall be limited to the executives selected by the Board of Directors. This Plan is intended to be an unfunded plan maintained solely for the purpose of providing benefits for a select group of executives, with such benefits to be paid from the general assets of Chittenden Corporation. This Plan will become effective on January 1, 1997, and becomes effective as to each Participant on the date he or she is designated as such hereunder.


<PAGE 11>
                                TABLE OF CONTENTS

PREAMBLE
SECTION I      -    DEFINITIONS
                    1.1       "Account"
                    1.2       "Basic Plan"
                    1.3       "Beneficiary"
                    1.4       "Board"
                    1.5       "Code"

                    1.6       "Corporation"
                    1.7       "Earnings"
                    1.8       "Effective Date"
                    1.9       "Interest Credits"
                    1.10      "Participant"

                    1.11      "Plan"
                    1.12      "Plan Year"
                    1.13      "Salary Reduction
                               Agreement"
                    1.14      "Salary Reduction
                               Contributions"
                    1.15      "Severance Date"


SECTION II          -         ELIGIBILITY FOR BENEFITS

SECTION III         -         SUPPLEMENTAL PLAN CONTRIBUTIONS

                    3.1       Salary Reduction Agreement
                    3.2       Matching Employer
                              Contributions
                    3.3       Income Credits
                    3.4       Vesting


SECTION IV          -         PAYMENT OF RETIREMENT
                              BENEFITS


SECTION V           -         DEATH BENEFITS PAYABLE


SECTION VI          -         MISCELLANEOUS


<PAGE 12>
                                    SECTION I
                                   DEFINITIONS

1.1 "Account" means the notional account balance of a Participant under the Plan represented by his Salary Reduction Contributions and Matching Employer Contributions plus Interest Credits (as described in Section III).

1.2 "Basis Plan" means the Chittenden Corporation Incentive Savings and Profit Sharing Plan.

1.3 "Beneficiary" means a Participant's Beneficiary as designated under the terms of the Basic Plan.

1.4  "Board" means the Board of Directors of the Chittenden Corporation.

1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time and any regulations issued thereunder. Reference to any Code Section shall include any successor provision thereto.

1.6  "Corporation" means the Chittenden Corporation.

1.7 "Earnings" means the earnings of a Participant, as defined under the terms of the Basic Plan, without regard to the earnings limitation that would otherwise be imposed by Code Section 401(a)(17).

1.8  "Effective Date" means January 1, 1997.

1.9 "Income Credits" means earnings credited to a Participant's Account, as described in Section 3.3.

1.10 "Participant" means the individual holding the following positions and any other executive employee of the Corporation that may be designated as a Participant by the Board, provided such individual(s) satisfies the participation eligibility requirements of the Basic Plan:

     (a)  Chief Executive Officer;
     (b)  Chief Auditor;
     (c)  Chief Credit Policy Officer;
     (d)  Chief Financial Officer;
     (e)  Executive Vice President of Commercial Banking and Trust.
     (f)  Executive Vice President of Community Banking;
     (g)  Executive Vice President of Operations and Administration; and
     (h)  General Counsel;

     An employee shall become a Participant in the Plan as of the date he or she is individually selected by, and specifically named in the resolutions of the Board for inclusion in the Plan.

1.11 "Plan" means the Chittenden Corporation Supplemental Executive Savings Plan, as set forth herein and as may be amended from time to time.


<PAGE 13>

1.12 "Plan Year" means the 12-month period beginning on January 1 and ending on the following December 31.

1.13 "Salary Reduction Agreement" means the agreement between the Corporation and the Participant pursuant to Section 3.1 of this Plan.

1.14 "Salary Reduction Contributions" means the Participant's contributions made pursuant to Section 3.1.

1.15 "Severance Date" means the termination of a Participant's employment with the Corporation on one of the dates specified in Section 2.1.

The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

                                   SECTION II
                            ELIGIBILITY FOR BENEFITS

2.1 Each Participant is eligible to receive a benefit under this Plan beginning on the earliest of one of the following Severance Dates:

     (a) "Normal Retirement Date", which is the first day of the month in which the Participant reaches age 65, or, if later, the first day of the month in which he terminates employment.

     (b) "Disability Retirement Date", which is the first day of the month in which a Participant is deemed to be disabled under the terms of the Basic Plan.

     (c)  The  date   the  Participant   has  terminated  employment   with  the
          Corporation and is entitled to receive a benefit under the Basic Plan.


                                   SECTION III
                         SUPPLEMENTAL PLAN CONTRIBUTIONS

3.1  SALARY REDUCTION AGREEMENT.

     (a)  Subject to the further  provisions of this Section 3.1,  if the Board, or any individual or individuals to whom the Board has delegated responsibilities for Plan administration, determines that any portion or all of the amount that would otherwise be contributed on behalf of a Participant to the Basic Plan as a pre-tax contribution will be reduced because of the limitations in Code Sections 401(a)(17), 401(k)(3)(A), 402(g)(1) and/or 415(c)(1), such Participant shall be eligible to enter into a Salary Reduction Agreement under this Plan. Under this Salary Reduction Agreement, the Participant agrees to elect a reduction in his Earnings to make corresponding Salary Reduction Contributions and the Corporation agrees to credit his Account the amount of such Salary Reduction Contributions, provided that the amount of such contributions, when combined with his pre-tax contributions to the Basic Plan, shall not exceed 16% (or such lesser amount or percentage as may be permitted under the terms of the Basic
          Plan) of his Earnings.

<PAGE 14>

          The amounts determined under this paragraph (a) shall be credited as of the date on which contributions to the Basic Plan would have been credited and under the same terms that would have applied but for the limitations set forth in Code Sections 401(a)(17), 401(k)(3)(A), 402(g)(1) and/or 415(c)(1).

     (b) In order to make Salary Reduction Contributions hereunder, each Participant shall execute a Salary Reduction Agreement prior to January 1 (or in the case of the initial Plan Year, prior to the first payroll period for which the Plan actually becomes effective) of each Plan Year. Such Salary Reduction Agreement shall be valid only to the extent that such Participant has elected to make the maximum allowable amount (percentage) of pre-tax contributions to the Basic Plan for the Plan Year. In the event that such Participant elects at any time during the Plan Year to reduce his pre-tax contributions to the Basic Plan, his participation hereunder shall be forfeited for such Plan Year.

          A Participant's Salary Reduction Agreement, exclusive of the aforementioned limitations of the Plan, will continue in effect until the earliest of:

          (i) the date as of which the Participant is no longer eligible to make pre-tax contributions to the Basic Plan;

          (ii) the date as of which the Participant is no longer designated as a Participant hereunder;

         (iii) the January 1 as of which the Participant elects no longer to participate or elects to change his election under the Plan, provided written notice is given to the Board, or its delegate before such date; and

          (iv) the date the Participant's employment with the Corporation terminates.

3.2  MATCHING EMPLOYER CONTRIBUTIONS.

     (a) The Corporation shall make a contribution to the Plan each Plan Year on behalf of each Participant equal to 35% of the first 6% of his Earnings with respect to which he makes salary reduction contributions pursuant to Section 3.1; provided that the amount of such contribution shall be reduced by the amount of matching contributions made under
          Section 4.1(a) of the Basic Plan on behalf of such Participant for the same Plan Year.

     (b) The Corporation may make a supplemental contribution to the Plan each Plan Year on behalf of each Participant equal to a percentage of his Earnings with respect to which he makes salary reduction contributions pursuant to Section 3.1; provided that such contribution percentage shall be equal to the supplemental contribution percentage made under
          Section 4.1(b) of the Basic Plan. The amount of such supplemental contribution hereunder shall be reduced by the amount of supplemental matching contributions made under Section 4.1(b) of the Basic Plan on behalf of such Participant for the same Plan Year.

<PAGE 15>

     (c) The amounts determined under paragraphs (a) and (b) shall be credited as of the end of the Plan Year, under the same terms that would have applied under the Basic Plan but for the limitations set forth in Code Sections 401(a)(17) and/or 415(c)(1).

3.3 INCOME CREDITS. At the end of each Plan Year, income shall be credited on any balance in the Participant's Account. The amount of such income shall be determined on the basis of either the Corporation's average annual yield on earning assets for the comparable time period or the Chittenden Stock Equivalent Account (determined in the manner described below), as elected by the Participant at the same time he enters into a Salary Reduction Agreement for such Plan Year. Income Credits on any portion of the Participant's Account added during a Plan Year shall be prorated to reflect the period of time during which such added portion was credited to the Participant's Account.

     The Participant's Chittenden Stock Equivalent Account shall be credited with the number of shares (including fractional interests in shares) of Chittenden Corporation stock which could be purchased with the balance in his Account at the Crediting Price (described below).

     (a) If a Participant has selected the Chittenden Stock Equivalent Account, as of each date of payment of dividends on the Chittenden Corporation Stock there shall be credited, with respect to the equivalent share of Chittenden Corporation Stock credited pursuant to this Section 3.3 on the record date of such dividend, the equivalent of such additional shares (including fractional interests therein) of Chittenden Corporation Stock as follows:

          (i) In the case of cash dividends, the number of shares that could be purchased at the Crediting Price (defined below) as of such payment date with the dividends which would have been payable on the credited shares as if they had been outstanding;

          (ii) In the case of dividends payable in Chittenden Corporation Stock, the equivalent number of shares that would have been payable on the equivalent shares as if they had been outstanding.

     (b) CREDITING PRICE. The Crediting Price at the time any credit is to be made pursuant to this Section 3.3 shall be the fair market value of the Chittenden Corporation Stock as of the end of the Plan Year for which such election has been made, and, pursuant to paragraph (a) shall be the fair market value of the Chittenden Corporation Stock on the date of the dividend payment.

     For purposes of this paragraph (b), fair market value on any day shall mean the average of the high and low prices on the NASDAQ NMS as of the end of the Plan Year for which such election has been made or on the date of dividend payment. If there were no sales on said dates, then the fair market value shall be the average of the high and low prices on the previous business day.

(c) The total number of equivalent shares of Chittenden Corporation Stock held for purposes of this Section 3.3 shall be proportionately adjusted from time to time, as determined by the Board, for any increase or decrease in the number of outstanding shares of Chittenden Corporation Stock resulting from a subdivision or combination of shares of Chittenden Corporation Stock, a dividend payable in Chittenden Corporation Stock (to the extent that credits have not otherwise been made with respect thereto pursuant to paragraph (a)(i)), a reclassification of Chittenden Corporation Stock, a merger or consolidation, or for any other change in capital structure of Chittenden Corporation Stock.

<PAGE 16>

3.4 VESTING. A Participant shall be vested in his contributions hereunder pursuant to the vesting provisions set forth in Article VIII of the Basic Plan.


                                   SECTION IV
                         PAYMENT OF RETIREMENT BENEFITS

4.1 Vested benefits payable in accordance with Section III will be paid on the Participant's Severance Date pursuant to Section II. Benefits will be paid in the form of a lump sum payment only.

4.2 It is intended that the benefits under this Plan be payable only in the event of a Participant's severance from employment on one of the dates specified in Section 2.1, or death of a Participant as provided in Section
     V. Participants will not be permitted to borrow from or make withdrawals from their Account prior to termination of employment, except as may be permitted by the Board, in its sole discretion, in exceptional circumstances.


                                    SECTION V
                             DEATH BENEFITS PAYABLE

5.1 If a Participant should die before payment of benefits hereunder, his Beneficiary will receive a benefit equal to the amount credited to the Participant's Account, determined in accordance with Section III as if the Participant had retired on the first day of the month following the date of his death.

5.2 If a Participant should die after payment of benefit hereunder, no further amount shall be payable to his Beneficiary.



                                   SECTION VI
                                  MISCELLANEOUS

6.1 The Board may, in its sole discretion, terminate, suspend, or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a Participant's right or the right of a Beneficiary to receive a benefit in accordance with the applicable provisions of this Plan as in effect on such Participant's Severance Date.

<PAGE 17>

6.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Corporation, nor will it interfere with the right of the Corporation to discharge or otherwise deal with Participants without regard to the existence of this Plan.

6.3 This agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, assigns, successors, executors and administrators. None of the payments provided for by this agreement shall be subject to seizure for payment of any debts or judgments against the Participant or the Participant's Beneficiary; nor shall the Participant or the Participant's Beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by the Participant to the Corporation.

6.4 Notwithstanding anything to the contrary contained herein, any benefit under the Plan shall be deemed fully vested in the event of a Change in Control (as hereinafter defined). In such case, the Participant's benefit shall become immediately payable as of the closing date of the transaction deemed to effect such Change in Control.

     For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

     (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, (other than the Corporation or any corporation owned, directly or indirectly, by the stockholders of this Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 25% of the number of the Corporation's then outstanding securities;

     (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in paragraph (a), (c) or (d) of this Section 6.4) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease by any reason to constitute at least one half thereof;

     (c) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

     (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

<PAGE 18>

6.5  The  Corporation  may  set  aside  assets  in  a  trust  or  other  funding arrangements as it, or its delegate, deems appropriate to anticipate benefit liabilities accumulating under the Plan; provided such arrangement is not considered "funded" for purposes of the Code and the Employee Retirement Income Security Act of 1974. Accordingly, the assets of any such arrangement shall be subject to the claims of the creditors of the Corporation in the event of the Corporation's insolvency. The rights of a Participant or Beneficiary shall be limited to those of a general, unsecured creditor of the Corporation who has a claim equal to the value of the Participant's benefit hereunder. Benefits under this Plan will be payable from the general assets of the Corporation or from such other funding vehicle established for such purpose as described above, or both.

6.6 The Board or its delegate may adopt rules and regulations to assist it in the administration of the Plan.

6.7 Each Participant shall receive a copy of this Plan and the Board will make available for inspection by any Participant a copy of the rules and regulations used by the Board in administering the Plan.

6.8 CLAIMS PROCEDURES. If any application for a distribution or withdrawal under the Plan shall be denied, the Board, or its delegate, shall notify the claimant within a reasonable time of such denial setting forth the specific reasons therefor and afford such claimant a reasonable opportunity for a full and fair review of the decision denying his claim. Notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

     (a)  reference to pertinent provisions of the Plan;

     (b)  such additional information as may be relevant to denial of the claim;

     (c)  an explanation of the claims review procedures; and

     (d) advice that such claimant may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments.

     Within 60 days following advice of denial of his claim, upon request made by the claimant for a review of such denial, the Board, or its delegate, shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Board, or its delegate, shall be empowered to hold a hearing at which such claimant shall be entitled to present the basis of his claim for review and at which he may be represented by counsel.

     The Board, or its delegate, shall render a decision within 60 days after claimant's request for review and shall advise claimant in writing of its decision on such review, specifying its reasons and identifying appropriate provisions of the Plan.

<PAGE 19>

6.9 The Corporation may withhold from any payments to be made hereunder such amount as it may be required to withhold under any applicable Federal, state or other law, and transmit such withheld amounts to the appropriate taxing authority.

6.10 This Plan is established under and will be construed according to the laws of the State of Vermont.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed by its officer thereunto duly authorized on this 18th day of December, 1996.

                                               CHITTENDEN CORPORATION

ATTEST:  s/ F. Sheldon Prentice                By:s/Sarah P. Merritt
         Corporate Secretary

(CORPORATE SEAL)

<PAGE 20>

EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1997 incorporated by reference in Chittenden Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

s/Arthur Andersen LLP

Boston, Massachusetts
April 15, 1997


<PAGE 21>

EXHIBIT 24.1

POWERS OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Paul A. Perrault and Kirk W. Walters acting together or singularly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, (i) to sign a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the Securities Act ), relating to the shares issuable pursuant to the Chittenden Corporation Incentive Savings and Profit Sharing Plan and Supplemental Executive Savings Plan and (ii) to sign any and all amendments (including post-effective amendments) to such Registration Statement, and (iii) to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act. The undersigned hereby ratifies and confirms all that such attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

Signature                       Capacity                           Date
-----------               --------------------              -----------------

s/Paul A. Perrault        President, Chief Executive         April 16, 1997
                          Officer and Director (Principal
                          Executive Officer)

s/Kirk W. Walters         Executive Vice President, Chief    April 16, 1997
                          Financial Officer and Treasurer
                          (Principal Financial and
                          Accounting Officer)

s/Barbara W. Snelling     Chair of the Board of Directors    April 16, 1997

s/Frederic H. Bertrand    Director                           April 16, 1997

s/David M. Boardman       Director                           April 16, 1997

s/Paul J. Carrara         Director                           April 16, 1997

s/Lyn Hutton              Director                           April 16, 1997

s/Philip A. Kolvoord      Director                           April 16, 1997

s/James C. Pizzagalli     Director                           April 16, 1997

s/Pall D. Spera           Director                           April 16, 1997

Martel D. Wilson, Jr.     Director